   As filed with the Securities and Exchange Commission on September 29, 2000

                                                      Registration No. 333-46092

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                Amendment No. 1
                                       to
                         Form S-3 Registration Statement
                        Under the Securities Act of 1933


                                   ----------

                                    CRAY INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

WASHINGTON                                                93-0962605
(State or other jurisdiction                              (IRS Employer
of incorporation or organization)                         Identification No.)

                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
       (Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

                                   ----------

                   Kenneth W. Johnson, Chief Financial Officer
                                    Cray Inc.
                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
                (Name, address, including zip code, and telephone
        and facsimile numbers, including area code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after this registration statement becomes effective

If the only shares being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the shares being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than shares offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]






The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Security and Exchange Commission, acting pursuant to said section 8(a), may determine.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        All expenses in connection with the issuance and distribution of the shares being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC and Nasdaq listing fees):

SEC Registration fee .............................      $ 5,280

Nasdaq listing fee ...............................      $17,500

Legal fees .......................................      $ 5,000

Accountant's Fees ................................      $ 2,500

Miscellaneous ....................................      $   220
                                                        -------

Total ............................................      $30,500
                                                        =======


Item 15. Indemnification of Officers and Directors.

        Article XII of the Company's Restated Articles of Incorporation and
Section 11 of the Company's Restated Bylaws require indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

        Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Company's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

Item 16  Exhibits.

        1.1    Form of Underwriting Agreement (1)

        1.2    Form of Placement Agent Agreement (1)

        3.1    Restated Articles of Incorporation of the Company (2)

        3.2    Restated Bylaws of the Company (3)

        5      Opinion on Legality


        23     Consent of Deloitte & Touche LLP*


        24     Power of Attorney (included on signature page hereof)


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 *      Previolusly filed


(1) To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement in connection with the offer of any shares of Common Stock registered hereunder.

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

(3) Incorporated by reference to the Company's Current Report on Form 8-K for the event of May 21, 1999, filed with the Commission on July 21, 1999.



Item 17. Undertakings.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the shares being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Security Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 29, 2000.



                                    CRAY INC.


                                    By: /s/ James E. Rottsolk
                                        ---------------------------------------
                                            James E. Rottsolk
                                            Chief Executive Officer

        Each of the undersigned hereby constitutes and appoints James E. Rottsolk and Burton J. Smith, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Cray Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Security and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Security and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of September, 2000:

Signature and Title



*                                                  *
-----------------------------                      ----------------------------
Terren S. Peizer, Chairman                         Daniel J. Evans, Director
of the Board of Directors

*                                                  *
-----------------------------                      ----------------------------
Burton J. Smith, Director                          Stephen C. Kiely, Director

*                                                  *
-----------------------------                      ----------------------------
James E. Rottsolk                                  Kenneth W. Kennedy, Director
Chief Executive Officer and Director

*                                                  *
-----------------------------                      ----------------------------
Kenneth W. Johnson                                 John W. Titcomb, Jr., Director
Chief Financial Officer

*                                                  *
-----------------------------                      ----------------------------
David N. Cutler, Director                          Dean D. Thornton, Director

/s/ James E. Rottsolk
-----------------------------
James E. Rottsolk
* Attorney in Fact
